SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 2003


                         ACI Telecentrics, Incorporated
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       000-21557                                                  41-1572571
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


                        3100 West Lake Street, Suite 300
                          Minneapolis, Minnesota 55416
              (Address of Principal Executive Offices and Zip Code)


                          (612) 928-4700 (Registrant's
                     telephone number, including area code)


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Item 5. Other Events and Regulation FD Disclosure

Late filing of Registrant's Annual Report on Form 10-K

         As previously reported, ACI Telecentrics, Incorporated (the "Company") announced on April 1, 2003 a delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2002, and accordingly filed a Late Notification Filing on Form 12b-25. The Company will not file its Annual Report on Form 10-K by April 15, 2003, within the 15 day period following the Report's prescribed due date. The Company will file its Annual Report on Form 10-K as soon as possible after the auditors have completed their work.

         The Company has not completed the financial statements and Form 10K for the year ended December 31, 2002 and as a result, the Company's auditors' have not completed their audit of the financial statements for the year ended December 31, 2002. The Company and auditor are discussing the proper accounting treatment for the reduction of the Company's excess production capacity, which they expect to resolve very soon. Following completion of the Company's financial statements and Annual Report, the Company will submit to its previous independent accountant the Annual Report on Form 10-K for its review and consent to include its report in the Company's Annual Report. Additionally, prior to our auditors issuance of their report to the financial statements, the Company needs to complete and the Company's auditors need to review the Company's fiscal year 2003 operating budget and management's plan to improve the Company's operating margins, cash flows from operations and liquidity position.

         Resolution of certain of these issues may have a material adverse effect on the Company's operations and liquidity and, as a result, may or may not cause our independent accountants to issue the Company a qualified report.

         The Company's current Revolving Credit and Forbearance Loan Agreement will expire on April 30, 2003. The Company has received a conditional letter of approval from a new lender. The new credit facility is expected to increase the amount of funds available to the Company. The conditional letter of approval, dated April 10, 2003, contains conditions that the Company has not satisfied at this time, including the purchase of credit insurance on open accounts receivable and execution of the definitive loan agreement. The failure of the Company to close on its new credit facility will have a material adverse effect on the Company's operations and liquidity.

         As a result of the Company's delay in filing its Annual Report, it will not be eligible to use any registration statement under the Securities Act of 1933, which requires the Company to file timely reports. Shareholders who own restricted shares of the Company's common stock and affiliates of the Company will not be able to rely on Rule 144 of the Securities Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ACI TELECENTRICS, INCORPORATED


                                                  By      /s/ Rick Diamond
                                                     ---------------------------
Date: April 15, 2003                                 Rick Diamond
                                                     Chief Executive Officer